Exhibit 99.1

                                 [Logo Omitted]

CONTACT:
Leon Berman
Principal
The IGB Group
(212) 461-2175


                     GENERAL MARITIME CORPORATION ANNOUNCES
                                MANAGEMENT CHANGE

New York, New York, November 11, 2003 - General Maritime Corporation (NYSE: GMR) today announced that its Board of Directors has appointed John Georgiopoulos as the Company's interim chief financial officer. Mr. Georgiopoulos will replace William Viqueira, who is leaving the Company to pursue other interests. The Company has begun a search for a permanent CFO.

John Georgiopoulos has served as General Maritime's Vice President, Chief Administrative Officer and Treasurer since July 2000. Mr. Georgiopoulos also served as the Company's Chief Financial Officer from 1997 until 2000. Prior to joining General Maritime, Mr. Georgiopoulos was an officer with the Atlantic Bank of New York and a Vice President of Atlas Management, a New-York based shipping and real estate company.

Peter C. Georgiopoulos, Chairman, Chief Executive Officer and President, commented, "John has demonstrated strong leadership throughout his tenure with General Maritime. His experience as the Company's treasurer and past CFO will serve the Company well as he leads the finance team in continuing to provide our shareholders with a high level of financial transparency. We would like to thank Bill Viqueira for his contributions and we wish him all the best in his future endeavors."

                       About General Maritime Corporation
                       ----------------------------------

General Maritime Corporation is a provider of international seaborne crude oil transportation services principally within the Atlantic basin and other regions including West Africa, the North Sea, Mediterranean, Black Sea and Far East. General Maritime Corporation owns and operates a fleet of 46 vessels - 27 Aframax and 19 Suezmax tankers - making it the second largest mid-sized tanker company in the world, with more than 5.5 million dwt.

"Safe Harbor"  Statement Under the Private  Securities  Litigation Reform Act of
1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management's current expectations and observations. Included among the factors that, in the company's view, could cause actual results to differ materially from the forward looking statements contained in this press release are the following: a material decline or prolonged weakness in rates in the tanker market; changes in production of or demand for oil and petroleum products, generally or in particular regions; greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of the company's vessels or applicable maintenance or regulatory standards (which may affect, among other things, the company's anticipated drydocking or maintenance and repair costs); and other factors listed from time to time in the company's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2002 and its subsequent Reports on Form 10-Q and Form 8-K, and its Registration Statement on Form S-4.


00656.0014 #442801